SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934
Date of Report (Date of earliest event reported): October 5, 2009

Vermillion, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 000-31617

Delaware	33-059-5156
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
47350 Fremont Blvd., Fremont, CA 94538
(Address of principal executive offices, including zip code)
510.226.2800
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities
Since October 5, 2009 certain holders of Vermillion’s outstanding warrants issued August 29, 2007 with an exercise price of $9.25 (the “$9.25 Warrants”) and August 3, 2006 and November 15, 2006 with an exercise price of $12.60 (the “$12.60 Warrants”) exercised their warrants. A total of 7,320 of the $12.60 Warrants were exercised partly on a cash basis, and partly on a cashless basis. Additional $9.25 Warrants were also exercised partly on a cash basis, and partly on a cashless basis. A total of 1,432,030 of the $9.25 Warrants have now been exercised (including the warrant exercises announced in our Current Report on Form 8-K filed October 5, 2009). In connection with new exercises, the holders paid Vermillion at additional $505,703, bringing the total cash raised from warrant exercises (including the exercises announced in our current report on Form 8-K October 5, 2009) to $2,028,031. In total Vermillion issued in connection with the warrant exercises (including the exercises announced in our current report on Form 8-K filed October 5, 2009) 623,053 shares of Common Stock par value $0.001. Of the shares issued, 219,810 are restricted shares and subject to the resale limitations of Rule 144 under the Securities Act of 1933, as amended, and 403,243 are freely tradable. All 1,439,350 exercised warrants have been extinguished in full.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vermillion, Inc.
Date: October 9, 2009	By:	/s/ Gail S. Page
Gail S. Page
Executive Chair of the Board of Directors